VALUE ADDED RESELLER AGREEMENT
                                   BETWEEN
                              VOTAN CORPORATION
                                     AND
                              MOSCOM CORPORATION


This Agreement entered into effective September 6, 1996, between:
                                      -----------     -

    VOTAN CORPORATION, a Delaware Corporation with its
    principal office located at
    7020 Koll Center Parkway #142
    Pleasanton, California 94566            ("VOTAN")

    and

    MOSCOM CORPORATION, a Delaware corporation with its
    principal office located
    3750 Monroe Avenue
    Pittsford, New York 14534               ("VAR")


establishes the terms and conditions under which VAR shall acquire from VOTAN, the Products described in Schedule A (the "Products"). In consideration for the mutual promises contained herein, the parties agree to the following:

1. TERM: The initial term of this Agreement shall be two (2) years commencing on the date indicated above unless earlier terminated in accordance with the terms herein. After this period, the Agreement shall continue until terminated by either party by the sending of written notice at least one hundred eighty (180) days prior to the effective date of termination. VAR may place orders for the Products during the contract term for delivery no later than thirty (30) days after the termination date.

2. DISTRIBUTION RIGHTS: VOTAN hereby grants VAR non-exclusive rights to sub-license object code versions of the Products worldwide (except for the United States) in combination with value adding hardware or software and subject to VOTAN's standard end-user license agreement (or a form substantially similar thereto). VAR agrees that it shall arrange for each end-user to execute VOTAN's standard form of end-user agreement (or a form substantially similar thereto) and that no sublicense of a Product shall be made without such agreement having been signed. VAR may use its own VARs and/or subdistributors to sublicense the Products to end-users, provided that such VARs and/or subdistributors (i) are bound in writing to all the limitations and restrictions in this Agreement and (ii) are obligated to ensure that all end-users of the Products execute VOTAN's standard form of end-user license agreement or an alternative form of agreement reasonably acceptable to Votan. VAR shall be responsible and liable for its own, its VARs' and its subdistributors' compliance with such obligations, limitations and restrictions.

3. RESTRICTIONS: VAR shall not (and shall not allow any third party, including but not limited to its own VARs and subdistributors, to (i) decompile, disassemble, or otherwise reverse engineer or attempt to reconstruct or discover any source code or underlying ideas or algorithms of the Products by any means whatsoever, (ii) remove any product identification, copyright, trademark or other notices from any Products, or (iii) sell, provide, lease, lend, use for timesharing or service bureau purposes, or allow access to the Products or use of the Products on the Internet or any other network, or otherwise use or allow third parties to use the Products, except as expressly authorized hereunder.

4. PRICE: VOTAN agrees to sell and VAR agrees to buy the Products at the prices specified in Schedule A. These prices shall be subject to change by VOTAN commencing twenty three (23) months from the effective date of this Agreement. A price change shall take effect with respect to orders received thirty (30) or more days after written notice of the price change has been sent to VAR. VOTAN agrees that prices charged VAR under this Agreement shall not exceed prices paid for the Products by other VOTAN value added resellers under comparable terms and conditions. VAR shall be entitled to any lower prices offered by VOTAN to its other value added resellers provided that (i) VAR accepts comparable restrictions and limitations imposed in respect of the Products at such prices and (ii) any considerations received by VOTAN prior to the offer of the lower prices to the other value added reseller are non-refundable.

5. RIGHTS TO TECHNOLOGY: VAR agrees that VOTAN will retain exclusive ownership to the technologies and any intellectual property rights (including, but not limited to, patents, copyrights, trade secrets and trademarks) related to the Products existing as of the date of this Agreement subject only to the license provided herein. In the event new technology related to the Products is developed by either party in connection with this Agreement, the developing party shall have exclusive rights to such technology including the right to patent and license such technology.

6. PAYMENT TERMS: Payment is due thirty (30) days from date of invoice. If payment is not received by VOTAN by the due date, VAR shall be liable to VOTAN for interest of 1 1/2% (one and one-half percent) per month on the unpaid invoice amount from the date of invoice. Should payment not be made when due, VAR shall reimburse VOTAN for its cost of collection, including but not limited to reasonable attorney's fees.

7. TAXES: Unless otherwise specified, prices shown do not include applicable excise, sales, use or other taxes and import duties and fees imposed upon the sale and/or delivery of the Products. Any such taxes, duties and fees shall be payable by VAR whether or not specified on the invoice. In lieu of the payment of taxes, VAR shall provide VOTAN with a tax-exemption certificate in a form acceptable to the appropriate taxing authority. In the event that VOTAN is required to pay any such taxes, duties or fees, VAR shall reimburse VOTAN in full.

8. FREIGHT AND INSURANCE: Delivery will be made F.O.B. VOTAN's facility in Pleasanton, California with title and risk of loss passing to VAR upon delivery of the Products to a carrier. VAR shall pay all freight costs incurred in delivery to the designated destination. In the absence of specific instructions, shipment shall be made in a manner determined by VOTAN to be appropriate and VOTAN shall bear no responsibility for such determination if made in good faith.

9. ORDERS AND DELIVERIES: Shipments shall be initiated by written purchase orders sent to VOTAN by the VAR. VOTAN shall acknowledge orders and confirm or modify the requested delivery date. Delivery may not be scheduled more than thirty (30) days beyond the termination date of this Agreement. Minimum order quantities, if applicable, are specified in Schedule A. There shall be no force or effect given to any different or additional terms of any purchase order, confirmation or similar form even if signed by the parties after the date hereof.

10. ACCEPTANCE: VAR's acceptance of Products shall occur upon delivery unless VOTAN is notified in writing within twenty (20) days of shipment, that the Products do not conform to the warranty set forth below.

11. WARRANTY: VOTAN warrants that the Products manufactured by VOTAN will be free from defects in material and workmanship in accordance with VOTAN's specifications under the normal use and service for which they were designed until the earlier of ninety (90) days from shipment by VAR to an end user or one hundred twenty (120) days from shipment by VOTAN to VAR. VOTAN does not warrant that the Products are error free.


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



    VOTAN's obligation under this warranty is limited solely to replacing, repairing, or issuing credit (at VOTAN's discretion) for any Products which are returned during the warranty period provided that: (a) VOTAN is promptly notified in writing upon discovery of such defects; (b) a return authorization number is obtained from an authorized representative of VOTAN; (c) the defective Products are returned to VOTAN, freight charges prepaid by VAR and; (d) VOTAN's examination of the Products shall disclose, to its satisfaction, that such defects exist and have not been caused by misuse, neglect, improper repair or alteration or accident. All replacement or repair parts will be shipped F.O.B. VAR's facility in the United States.

    VOTAN shall under no circumstances, be liable for any special, indirect or consequential damages caused by failure of the Products including, without limitation, any loss of profits or loss of use of the Products. THE ABOVE WARRANTIES ARE THE ONLY WARRANTIES MADE BY VOTAN AND ARE MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

    VAR has no authority to alter or enlarge the warranties or representations of VOTAN as set forth herein. In the event VAR makes unauthorized warranties, representations or guarantees in connection with the sale of a system containing the Products, VAR shall hold harmless and indemnify VOTAN for any expenses, claims, damages or liability of any nature arising from or related to such unauthorized representations, warranties or guarantees, including but not limited to its attorney's fees.

12. LIMITED LIABILITY: NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, VOTAN WILL NOT BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY (I) FOR ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE PAYMENTS PAID TO VOTAN BY VAR HEREUNDER DURING THE TWELVE MONTH PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE OR (II) FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST DATE OR (III) FOR COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

13. TRAINING: Installation, maintenance and product training will be provided by VOTAN to VAR in accordance with the fees specified in Schedule B. These charges shall be subject to change on thirty (30) days written notice commencing twenty three (23) months after the effective date of this Agreement and shall not exceed the amounts charged other VOTAN VAR's for comparable services.

    VOTAN will maintain a certification program for all training courses. VOTAN will certify only those VAR employees who satisfactorily complete a VOTAN training course and are qualified, in VOTAN's opinion, to install and maintain the Products. Certification shall be valid up to a specified revision level of the Products. VAR agrees that only appropriately certified employees of VAR shall be assigned to install or maintain the Products.

14. MARKETING AND TECHNICAL SUPPORT. VOTAN agrees to provide sales, installation, system administration, technical support and engineering and customization services at the charges specified in Schedule B. These charges will be subject to change on thirty (30) days notice commencing twenty three (23) months after the effective date of this Agreement and shall not exceed the amounts charged other VOTAN VAR's for comparable services.

15. DOCUMENTATION: One (1) set of end user documentation, will be supplied by VOTAN with each Product unit delivered. Additional sets of Product documentation may be purchased from VOTAN. VAR shall have the right to translate and reproduce such documentation but all rights including, but not limited to, any copyrights in such translations shall be owned by VOTAN.


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



16. DESIGN CHANGES: VOTAN reserves the right to make changes in design to improve Products performance, reliability or manufacturing costs and VAR agrees to accept such modified Products provided such modifications do not adversely affect Products performance.

17. PATENT INFRINGEMENT: VOTAN agrees to indemnify VAR for its direct costs and awarded damages and to defend VAR in the event VAR is alleged by any third party to infringe on a patent by virtue of VAR's use or sale of the Products, provided (a) such alleged infringement is not caused by modification or addition made to the Products by VAR, (b) VAR promptly notifies VOTAN of such allegation and gives authority, information and assistance reasonably needed by Votan in defense of such claim, (c) VOTAN has sole control over the defense and negotiations for a settlement or compromise and (d) VOTAN will not be liable for any settlement it does not approve in writing. Notwithstanding the foregoing, VOTAN shall have no liability to VAR for any indirect or consequential damages, including but not limited to lost revenue or income.

18. FORCE MAJEURE: VOTAN shall not be liable for any delays in performance hereunder due to acts of God, war, labor interruptions, inability to obtain materials or transportation, or any other causes beyond the reasonable control of VOTAN. VOTAN will notify VAR in the event such delays occur.

19. DEFAULT: Should VAR fail to make any payment due VOTAN under this Agreement or breach any other material provision of this Agreement and such failure continues for a period of five business days after delivery of written notice of such default by VOTAN to VAR, then VOTAN may, in addition to all other remedies provided hereunder and at law, alter the terms of payment for subsequent deliveries, withhold deliveries, terminate this agreement upon delivery of written notice, and/or cancel any outstanding purchase orders, whether accepted by VOTAN or not. Said action shall not be deemed to be a breach by VOTAN of this agreement.

20. CONFIDENTIAL INFORMATION: Except as expressly stated herein, VOTAN grants no patent, license or other proprietary rights to the Products and retains for itself, on an exclusive basis, all proprietary rights in and to all designs, engineering specifications, programs and other information relating to the Products. It is acknowledged and agreed to by VAR that the above-referenced proprietary information, to the extent obtained directly or indirectly from VOTAN, may not be used or discussed without the written consent of VOTAN except as necessary for installation, operation, maintenance or sale of the Products or a system containing the Products. The obligations of VAR pursuant to this section shall survive termination of this Agreement. Upon termination of this Agreement, all such confidential information shall be returned to VOTAN at VOTAN's request. Notwithstanding the foregoing, nothing herein shall be deemed to prevent use by VAR of information available to it from third parties not in violation of an agreement with VOTAN or as a result of VAR's own research and development.

21. GOVERNING LAW: This Agreement shall be construed and interpreted in accordance with the laws of The State of California. In the event a dispute arises under or with respect to this Agreement, the parties agree that the courts of the State of California shall have exclusive jurisdiction over such dispute.

22. NOTICES:   Written  notice  pursuant  to this  Agreement  may be made by mail, postage prepaid, or by a facsimile or telex.

23. SEVERABILITY: If any provision of this Agreement shall be determined to be unenforceable or illegal, it shall be deemed severable from the other provisions which shall remain valid and enforceable.

24. ACCEPTANCE OF TERMS: Sale of the Products shall be made on the terms, conditions and warranties contained herein which shall take precedence over and may not be modified by any terms and conditions on any purchase order, confirmation or similar form even if signed by the parties after the date hereof. The terms and conditions of this Agreement may only be modified in a written amendment signed by an authorized officer of both parties. Failure of VOTAN to object to provisions contained in any communication from VAR shall not be construed as a waiver of these terms and conditions nor an acceptance of any such provision.



VOTAN CORPORATION                      MOSCOM CORPORATION



By: /s/                                By: /s/
   --------------------------             -----------------------------
                     , Title                                   , Title

Date: 9/6/96                           Date: 9/6/96
     ------------------------               ---------------------------

                                  SCHEDULE A


PRODUCTS:

VOTAN's application software for the bank teller verification system.






PRODUCT LICENSE FEE:

For each end-user licensed to use a Product, VAR shall pay to VOTAN a royalty at the rate of $1,800 for the application software per system or $1,800 for the application software per Branch, whichever results in the greater aggregate amount for such end-user. For purposes of this Agreement, "System" shall mean a single personal computer that incorporates up to four Model 2400 computer boards; any personal computer that incorporates more than four Model 2400 computer boards shall be counted as more than one Personal Computer, with 25% of the royalty due for a Personal Computer due for each additional Model 2400 computer board (e.g., for a personal computer with five Model 2400 computer boards 125% of the royalty for one Personal Computer shall be due). For purposes of this Agreement, "Branch" shall mean a single building that houses a branch or other office of an end-user.







VOTAN CORPORATION                      MOSCOM CORPORATION



By: /s/                                By: /s/
   --------------------------             -----------------------------
                     , Title                                   , Title

Date: 9/6/96                           Date: 9/6/96
     ------------------------               ---------------------------

                                  SCHEDULE B

                                 SERVICE FEES



Supply of services by VOTAN shall be subject to the parties reaching agreement in writing as to the scope and nature of the services, on a case-by-case basis. VAR shall pay VOTAN for the services supplied by VOTAN at the following rates:

Training                -  $1,000 per day  plus  living  and  travel expenses.
Installation            -  $1,000 per day  plus  living  and  travel expenses.
System Administration   -  $125 per hour.
Technical Support       -  $125 per hour.
Engineering             -  $125 per hour.
Software Customization  -  $125 pr hour.






VOTAN CORPORATION                      MOSCOM CORPORATION



By: /s/                                By: /s/
   --------------------------             -----------------------------
                     , Title                                   , Title

Date: 9/6/96                           Date: 9/6/96
     ------------------------               ---------------------------